Exhibit 99.1
FOR IMMEDIATE RELEASE
Harris Interactive® Names Robert J. Cox as Chief Financial Officer
Cox joins team to help company expand on global growth strategies
ROCHESTER, N.Y. and NEW YORK, N.Y. – June 2, 2009 – Harris Interactive (NASDAQ:HPOL) today announced the appointment of Robert J. Cox as Executive Vice President, Chief Financial Officer and Treasurer. Cox brings strong financial, operational, and broad based business skills, as well as corporate transactional experience. He will report to Kimberly Till, President and Chief Executive Officer of Harris Interactive, and will oversee the company’s global accounting, financial planning and analysis, corporate development, treasury, legal, and investor relations functions. Cox assumes the role from Deborah Rieger-Paganis, a consultant with Alix Partners LLP, who has held the position of Interim Chief Financial Officer at the company since December 2008. Ms. Rieger-Paganis will remain as a consultant for a brief transition period.
Cox, 43, most recently served as Senior Vice President, Chief Financial Officer and Treasurer at DealerTrack Holdings, Inc., a publicly traded provider of on-demand software and data solutions for the automotive retail industry. Cox brings a distinguished track record of having served in the top finance role at DealerTrack for nearly eight years. During his tenure, revenue at the company grew from $1 million to over $240 million through a combination of organic growth and acquisitions.
“Bob has exceptional expertise and executional skills as a financial executive of a publicly traded company,” said Till. “With Bob’s proven track record of managing high growth with profitability, we are confident that he will contribute significantly to the company’s global growth strategies.”
“This is an exciting time of growth potential for Harris Interactive,” said Cox. “Couple that with technological innovation and strong brand recognition and you have a very powerful combination for returning the company to sustainable profitability. I am very pleased to be joining the company at this particular time.”
Prior to joining DealerTrack, Cox held senior financial positions at Triton International, Inc. and Green Stamp America, Inc. He began his career in the audit practice at KPMG LLP. Cox holds a Master of Business Administration, Finance from Columbia University Graduate School of Business and a Bachelor of Business Administration, Accounting from St. Bonaventure University, and is a New York State Certified Public Accountant.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at www.harrisinteractive.com. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market and uncertainties surrounding continued suspension of certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is a global leader in custom market research. With a long and rich history in multimodal research that is powered by our science and technology, we assist clients in achieving business results. Harris Interactive serves clients globally through our North American, European and Asian offices and a network of independent market research firms. For more information, please visit www.harrisinteractive.com
Press Contact:
Carol Fricke
Corporate Communications
585-214-7479
Harris Interactive Inc. 06/09